As filed with the Securities and Exchange Commission on October 2, 2013

Registration No. 333-190135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTERN REFINING LOGISTICS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4610	46-3205923
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

123 W. Mills Avenue

El Paso, Texas 79901

(915) 534-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lowry Barfield

Senior Vice President—Legal, General Counsel and Secretary

123 W. Mills Avenue

El Paso, Texas 79901

(915) 534-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson M. Breen Haire Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	$301,875,000	$41,175.75

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	The total registration fee includes $39,215 that was previously paid for the registration of $287,500,000 of proposed maximum aggregate offering price in the filing of the Registration Statement (Registration No. 333-190135) on July 25, 2013, and $1,960.75 for the registration of an additional $14,375,000 of proposed maximum aggregate offering price registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Western Refining Logistics, LP is filing this Amendment No. 5 (the “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-190135) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 5.1 and 10.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

Part II

Information required in the registration statement

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and structuring fees) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the exchange listing fee the amounts set forth below are estimates.

SEC registration fee	$41,176
FINRA filing fee	45,777
Printing and engraving expenses	450,000
Fees and expenses of legal counsel	1,500,000
Accounting fees and expenses	650,000
Transfer agent and registrar fees	7,000
NYSE listing fee	96,000
Miscellaneous	10,047

Total	$2,800,000

*	To be filed by amendment.

ITEM 14. INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events, unless there has been a final and non-appealable judgment by a court of competent jurisdiction that those persons acted in bad faith, or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful. Such section of this prospectus is incorporated herein by this reference.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

We and our general partner will enter into indemnification agreements (each, an “Indemnification Agreement”) with each of its officers and directors (each, an “Indemnitee”). Each Indemnification Agreement provides that our general partner will indemnify and hold harmless each Indemnitee against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with serving in their capacity as officers and directors of our general partner (or of any subsidiary of our general partner) or in any capacity at the request of our general partner or its board of directors to the fullest extent permitted by applicable law, unless there has been a final and non-appealable judgment by a court of competent jurisdiction that those persons acted in bad faith, or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful. The Indemnification Agreement also provides that the general partner must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification by us of the general partner, their officers and directors, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On July 19, 2013, in connection with the formation of Western Refining Logistics, LP, we issued (1) a non-economic general partner interest in us to Western Refining Logistics GP, LLC and (2) a 100% limited partner interest in us to Western Refining Southwest, Inc. for $1,000. The issuance was exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

ITEM 16. EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1**	—	Certificate of Limited Partnership of Western Refining Logistics, LP

3.2**	—	Form of Amended and Restated Limited Partnership Agreement of Western Refining Logistics, LP (filed herewith as Appendix A)

3.3**	—	Certificate of Formation of Western Refining Logistics GP, LLC

3.4**	—	Form of Amended and Restated Limited Liability Company Agreement of Western Refining Logistics GP, LLC

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

10.1	—	Form of Revolving Credit Facility

10.2**	—	Form of Contribution, Conveyance and Assumption Agreement

10.3**	—	Form of Omnibus Agreement

10.4**	—	Form of Services Agreement

10.5†**	—	Form of Pipeline and Gathering Services Agreement

10.6†**	—	Form of Terminalling, Transportation, and Storage Services Agreement

10.7**	—	Form of Western Refining Logistics, LP 2013 Long-Term Incentive Plan

10.8**	—	Form of Phantom Unit Award Agreement (time-based vesting)

10.9**	—	Form of Phantom Unit Award Agreement (performance-based vesting)

10.10**	—	Form of Indemnification Agreement

21.1**	—	List of Subsidiaries of Western Refining Logistics, LP

23.1**	—	Consent of Deloitte & Touche LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.4**	—	Consent of BENTEK Energy, LLC

23.5**	—	Consent of Director Nominee (Michael Linn)

23.6**	—	Consent of Director Nominee (David Kinder)

24.1**	—	Powers of Attorney (contained on the signature pages to this Registration Statement)

**	Filed previously.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed September 4, 2013. Such provisions have been filed separately with the Securities and Exchange Commission.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) If the registrant is relying on Rule 430B:

(A) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Western Refining Logistics GP, LLC or its subsidiaries, and of fees, commissions, compensation and other benefits paid, or accrued to Western Refining Logistics GP, LLC or its subsidiaries for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement (No. 333-190135) to be signed on its behalf by the undersigned, thereunto duly authorized, in Tempe, Arizona, on October 2, 2013.

WESTERN REFINING LOGISTICS, LP

By:	Western Refining Logistics GP, LLC, its general partner
By:	/s/ Lowry Barfield
Name:	Lowry Barfield
Title:	Senior Vice President—Legal, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

* Jeff A. Stevens	Chief Executive Officer, President, and Director (Principal Executive Officer)	October 2, 2013

* Paul L. Foster	Director	October 2, 2013

* Scott D. Weaver	Director	October 2, 2013

* Gary R. Dalke	Chief Financial Officer (Principal Financial Officer)	October 2, 2013

* William R. Jewell	Chief Accounting Officer (Principal Accounting Officer)	October 2, 2013

*By:	/s/ Lowry Barfield
Lowry Barfield, Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1**	—	Certificate of Limited Partnership of Western Refining Logistics, LP

3.2**	—	Form of Amended and Restated Limited Partnership Agreement of Western Refining Logistics, LP (filed herewith as Appendix A)

3.3**	—	Certificate of Formation of Western Refining Logistics GP, LLC

3.4**	—	Form of Amended and Restated Limited Liability Company Agreement of Western Refining Logistics GP, LLC

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

10.1	—	Form of Revolving Credit Facility

10.2**	—	Form of Contribution, Conveyance and Assumption Agreement

10.3**	—	Form of Omnibus Agreement

10.4**	—	Form of Services Agreement

10.5†**	—	Form of Pipeline and Gathering Services Agreement

10.6†**	—	Form of Terminalling, Transportation, and Storage Services Agreement

10.7**	—	Form of Western Refining Logistics, LP 2013 Long-Term Incentive Plan

10.8**	—	Form of Phantom Unit Award Agreement (time-based vesting)

10.9**	—	Form of Phantom Unit Award Agreement (performance-based vesting)

10.10**	—	Form of Indemnification Agreement

21.1**	—	List of Subsidiaries of Western Refining Logistics, LP

23.1**	—	Consent of Deloitte & Touche LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.4**	—	Consent of BENTEK Energy, LLC

23.5**	—	Consent of Director Nominee (Michael Linn)

23.6**	—	Consent of Director Nominee (David Kinder)

24.1**	—	Powers of Attorney (contained on the signature pages to this Registration Statement)

**	Filed previously.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed September 4, 2013. Such provisions have been filed separately with the Securities and Exchange Commission.